EX-99.B-77Q1(e)

SUB-ITEM 77Q1(e): Copies of any new or amended Registrant investment advisory contracts.

IVY FUNDS

Appendix A to the Investment Management Agreement between Ivy Funds and Ivy Investment Management Company dated February 26, 2013, were filed with the Securities and Exchange Commission by EDGAR on March 5, 2013 in Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A, and are incorporated by reference herein.

Appendix B to the Investment Management Agreement between Ivy Funds and Ivy Investment Management Company dated February 26, 2013, were filed with the Securities and Exchange Commission by EDGAR on March 5, 2013 in Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A, and are incorporated by reference herein.

Investment Sub-Advisory Agreement between Ivy Investment Management Company and LaSalle Investment Management Securities, LLC and LaSalle Investment Management Securities B.V. (Ivy Global Real Estate Fund and Ivy Global Risk-Managed Real Estate Fund) dated March 1, 2013, was filed with the Securities and Exchange Commission by EDGAR on March 5, 2013 in Post-Effective Amendment No. 82 to the Registration Statement on Form N-1A, and is incorporated by reference herein.

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